     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 8, 1998

                                                      REGISTRATION NO. 333-47117
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 4


                                       TO

                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                        MOBIUS MANAGEMENT SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                               7372                              13-3078745
  (State or other jurisdiction of        (Primary Standard Industrial               (I.R.S. Employer
   incorporation or organization)        Classification Code Number)             Identification Number)

                               120 OLD POST ROAD
                              RYE, NEW YORK 10580
                                 (914) 921-7200
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            ------------------------

                                 MITCHELL GROSS
          CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE OFFICER AND PRESIDENT
                               120 OLD POST ROAD
                              RYE, NEW YORK 10580
                                 (914) 921-7200

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            ------------------------

                                   COPIES TO:

          KENNETH P. KOPELMAN, ESQ.                            MARK G. BORDEN, ESQ.
      KRAMER, LEVIN, NAFTALIS & FRANKEL                       JEFFREY A. STEIN, ESQ.
               919 THIRD AVENUE                                 HALE AND DORR LLP
           NEW YORK, NEW YORK 10022                              60 STATE STREET
                (212) 715-9100                             BOSTON, MASSACHUSETTS 02109
                                                                  (617) 526-6000

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

================================================================================

                                EXPLANATORY NOTE



This Amendment No. 4 to Registration Statement on Form S-1 (File No. 333-47117) of Mobius Management Systems, Inc. is filed solely for the purpose of filing with the Commission copies of the exhibit listed in Item 16(a) of Part II hereto.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits:


EXHIBIT NO.                              DESCRIPTION
-----------                              -----------
   1.1      --   Form of Underwriting Agreement.
   3.1**    --   Form of Second Amended and Restated Certificate of
                 Incorporation of the Registrant.
   3.2**    --   Form of Restated By-Laws of the Registrant.
   4.1**    --   Specimen certificate representing the Common Stock.
   5.1*     --   Opinion of Kramer, Levin, Naftalis & Frankel.
  10.1**    --   Mobius Management Systems, Inc. 1996 Stock Incentive Plan.
  10.2**    --   Amendment No. 1 to Mobius Management Systems, Inc. 1996
                 Stock Incentive Plan.
  10.3**    --   Mobius Management Systems, Inc. 1998 Employee Stock Purchase
                 Plan.
  10.4**    --   Mobius Management Systems, Inc. 1998 Non-Employee Director
                 Stock Option Plan.
  10.5**    --   Mobius Management System, Inc. 1998 Executive Incentive
                 Plan.
  10.6**    --   Form of Grantee Option Agreement.
  10.7**    --   Lease dated December 4, 1997 by and between Old Boston Post
                 Road Associates LLC and the Registrant.
  10.8**    --   Lease dated February 14, 1983 by and between American
                 National Bank and Trust Company of Chicago and the
                 Registrant.
  10.9**    --   Stock Purchase Agreement dated as of May 12, 1997 by and
                 among the Registrant and the other parties listed on the
                 signature pages thereto.
  10.10**   --   Stockholders' Agreement dated as of May 12, 1997 by and
                 among the Registrant and the other parties listed on the
                 signature pages thereto.
  10.11**   --   Registration Rights Agreement dated May 12, 1997 by and
                 among the Registrant and the other parties listed on the
                 signature pages thereto.
  10.12**   --   Employment Agreement between the Registrant and Mitchell
                 Gross, dated February 26, 1998.
  10.13**   --   Employment Agreement between the Registrant and Joseph
                 Albracht, dated February 26, 1998.
  10.14**   --   Severance Agreement dated as of September 30, 1997 between the Registrant and Joseph Tinnerello.
  10.15**   --   Option Agreement dated as of September 30, 1997 between the
                 Registrant and Joseph Tinnerello.
  10.16**   --   Letter Agreement, dated as of December 28, 1997 between the
                 Registrant and Joseph Tinnerello.
  10.17**   --   Stockholder Agreement, dated as of December 30, 1997 between the Registrant and Joseph Tinnerello.
  10.18**   --   Loan and Security Agreement dated as of October 21, 1997
                 between Silicon Valley Bank and the Registrant.
  10.19**+  --   Software Assets Purchase Agreement dated as of December 10,
                 1990 among the Registrant, Compucept of Nevada and Software
                 Assist Corporation.
  10.20**+  --   OEM Agreement between the Registrant and CDP Communications,
                 Inc. dated as of October 15, 1993.
  10.21**+  --   Source Code License and Amendment to OEM Agreement between the Registrant and CDP Communications Inc. dated as of
                 August 12, 1997.
  10.22**+  --   Amendment #1 to License and Amendment to OEM Agreement
                 between the Registrant and CDP Communications, Inc. dated
                 November 21, 1997.
  21.1**    --   Subsidiaries of the Registrant.
  23.1**    --   Consent of KPMG Peat Marwick LLP.
  23.2*     --   Consent of Kramer, Levin, Naftalis & Frankel (included in
                 Exhibit 5.1).
  24.1**    --   Power of Attorney.


---------------
 * To be filed by amendment

** Previously filed

 + Confidential treatment has been requested as to certain portions of this Exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 4 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on April 8, 1998.


                                          MOBIUS MANAGEMENT SYSTEMS, INC.

                                          By: /s/ MITCHELL GROSS
                                            ------------------------------------
                                            Mitchell Gross
                                            Chairman of the Board, Chief
                                              Executive
                                            Officer and President

                        POWER OF ATTORNEY AND SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                    SIGNATURES                                    TITLE(S)                    DATE
                    ----------                                    --------                    ----
                /s/ MITCHELL GROSS                   Chairman of the Board, Chief         April 8, 1998
---------------------------------------------------  Executive Officer, President
                  Mitchell Gross                     (Principal Executive Officer) and
                                                     Director

                         *                           Executive Vice President, Chief      April 8, 1998
---------------------------------------------------  Operating Officer, Secretary and
                Joseph J. Albracht                   Director

                         *                           Vice President, Finance, Chief       April 8, 1998
---------------------------------------------------  Financial Officer and Treasurer
                  E. Kevin Dahill                    (Principal Financial and Accounting
                                                     Officer)

                         *                           Director                             April 8, 1998
---------------------------------------------------
                  Peter J. Barris

                         *                           Director                             April 8, 1998
---------------------------------------------------
               Edward F. Glassmeyer

                         *                           Director                             April 8, 1998
---------------------------------------------------
                Kenneth P. Kopelman

                         *
                /s/ MITCHELL GROSS
---------------------------------------------------
                  Mitchell Gross
                 Attorney in Fact

                                 EXHIBIT INDEX


                                                                               SEQUENTIAL
EXHIBIT NO.                              DESCRIPTION                            PAGE NO.
-----------                              -----------                           ----------
  1.1       --   Form of Underwriting Agreement..............................
  3.1**     --   Form of Second Amended and Restated Certificate of
                 Incorporation of the Registrant.............................
  3.2**     --   Form of Restated By-Laws of the Registrant..................
  4.1**     --   Specimen certificate representing the Common Stock..........
  5.1*      --   Opinion of Kramer, Levin, Naftalis & Frankel................
 10.1**     --   Mobius Management Systems, Inc. 1996 Stock Incentive
                 Plan........................................................
 10.2**     --   Amendment No. 1 to Mobius Management Systems, Inc. 1996
                 Stock Incentive Plan........................................
 10.3**     --   Mobius Management Systems, Inc. 1998 Employee Stock Purchase
                 Plan........................................................
 10.4**     --   Mobius Management Systems, Inc. 1998 Non-Employee Director
                 Stock Option Plan...........................................
 10.5**     --   Mobius Management System, Inc. 1998 Executive Incentive
                 Plan........................................................
 10.6**     --   Form of Grantee Option Agreement............................
 10.7**     --   Lease dated December 4, 1997 by and between Old Boston Post
                 Road Associates LLC and the Registrant......................
 10.8**     --   Lease dated February 14, 1983 by and between American
                 National Bank and Trust Company of Chicago and the
                 Registrant..................................................
 10.9**     --   Stock Purchase Agreement dated as of May 12, 1997 by and
                 among the Registrant and the other parties listed on the
                 signature pages thereto.....................................
 10.10**    --   Stockholders' Agreement dated as of May 12, 1997 by and
                 among the Registrant and the other parties listed on the
                 signature pages thereto.....................................
 10.11**    --   Registration Rights Agreement dated May 12, 1997 by and
                 among the Registrant and the other parties listed on the
                 signature pages thereto.....................................
 10.12**    --   Employment Agreement between the Registrant and Mitchell
                 Gross, dated February 26, 1998..............................
 10.13**    --   Employment Agreement between the Registrant and Joseph
                 Albracht, dated February 26, 1998...........................
 10.14**    --   Severance Agreement dated as of September 30, 1997 between the Registrant and Joseph Tinnerello........................
 10.15**    --   Option Agreement dated as of September 30, 1997 between the
                 Registrant and Joseph Tinnerello............................
 10.16**    --   Letter Agreement, dated as of December 28, 1997 between the
                 Registrant and Joseph Tinnerello............................
 10.17**    --   Stockholder Agreement, dated as of December 30, 1997 between the Registrant and Joseph Tinnerello........................
 10.18**    --   Loan and Security Agreement dated as of October 21, 1997
                 between Silicon Valley Bank and the Registrant..............
 10.19**+   --   Software Assets Purchase Agreement dated as of December 10,
                 1990 among the Registrant, Compucept of Nevada and Software
                 Assist Corporation..........................................
 10.20**+   --   OEM Agreement between the Registrant and CDP Communications,
                 Inc. dated as of October 15, 1993...........................
 10.21**+   --   Source Code License and Amendment to OEM Agreement between the Registrant and CDP Communications Inc. dated as of
                 August 12, 1997.............................................
 10.22**+   --   Amendment #1 to License and Amendment to OEM Agreement
                 between the Registrant and CDP Communications, Inc. dated
                 November 21, 1997...........................................
 21.1**     --   Subsidiaries of the Registrant..............................
 23.1**     --   Consent of KPMG Peat Marwick LLP............................
 23.2*      --   Consent of Kramer, Levin, Naftalis & Frankel (included in
                 Exhibit 5.1)................................................
 24.1**     --   Power of Attorney...........................................


---------------
 * To be filed by amendment

** Previously filed

 + Confidential treatment has been requested as to certain portions of this Exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.